Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of Ellipse Technologies, Inc. (the “Company”) of our report dated August 6, 2015, related to our audit of the Company’s financial statements as of December 31, 2013 and for the year then ended, which appear in this Registration Statement on Form S-1.

We also consent to the reference to us under the caption “Experts” in this Registration Statement.

/s/ HASKELL & WHITE LLP

Irvine, California

October 16, 2015